STOCK PURCHASE AGREEMENT

         THIS AGREEMENT, dated as of December 23, 2002, among UNITED FINANCIAL HOLDINGS, INC., a Florida corporation (the "Company"), and
Mr. Ian F. Irwin (the "Director"),

                              W I T N E S S E T H:

         WHEREAS, the Director is a member of the Board of Directors of the Company and directly beneficially owns in excess of 5 percent of the outstanding shares of the common stock, par value $.01 per share, of the Company; and

         WHEREAS, on the terms and conditions hereinafter set forth, the Company desires to issue and sell to the Director, and the Director desires to purchase from the Company, 7,000 shares of the Company's 7% preferred stock, par value $10.00 per share (the "Preferred Shares"), in exchange for $972,440.00 in cash (the "Cash Purchase Price").

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained and for other good and valuable consideration hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I
                                    PURCHASE

         Section 1.01 PURCHASE OF SHARES. On the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell the Preferred Shares to the Director, and the Director agrees to purchase the Preferred Shares from the Company, in exchange for the Cash Purchase Price set forth above.

         Section 1.02 CLOSING. If this Agreement shall not have been terminated pursuant to Section 7.04 hereof, the sale and purchase of the Shares contemplated hereby shall take place at a closing (the "Closing") to be held at such time and place as soon as practicable after the execution and delivery hereof (the "Closing Date"). At the Closing, the Company will deliver to the
Director:

                (a) certificates representing the Preferred Shares, with all original issuance and other taxes paid, free and clear of all liens and encumbrances; and

                (b) such other certificates, opinions and documents as the Director may reasonably request.

         At the Closing, the Director shall deliver to the Company:

                (y) the Cash Purchase Price in immediately available funds; and

                (z) such other  certificates,  opinions  and  documents  as the
                    Company  may  reasonably request.









                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby makes the following representations and warranties to the Director:

         Section 2.01 ORGANIZATION, POWER, ETC. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action on behalf of the Company, and no other corporate action is required for such execution, delivery and performance. This agreements of the Company contained herein constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms.

         Section 2.02 CONFLICTS. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby in accordance with the terms hereof, will not violate any existing provision of any law or violate any existing term or provision of any order, writ, judgment, injunction or decree of any court or any other governmental department, commission, board, bureau, agency or instrumentality applicable to the Company or conflict with or result in a breach of any of the terms, conditions, or provisions of the Articles of Incorporation, Bylaws or other organizational documents of the Company or any agreement, instrument or right to which it is a party or by which any of its assets are bound, or constitute an event that might permit an early termination of or acceleration under any document or instrument applicable, or binding on, the Company or any of its assets, or otherwise adversely affect the Company.

         Section 2.03 THE PREFERRED SHARES. (a) The Preferred Shares have been duly and validly authorized and, upon receipt of the consideration therefor in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of liens, charges, security interests or encumbrances.

         (b) The shares of Common Stock initially reserved for issuance and to be issued upon conversion of the Preferred Shares have been duly and validly authorized and are sufficient in number for the conversion of all the Preferred Shares, and such shares of Common Stock, when so issued upon such exercise, will be duly and validly issued, fully paid and nonassessable, free and clear of liens, charges, security interests or encumbrances.

         Section 2.04 CONSENTS. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder do not require any consent or approval of, or action or filing with, or notice to, any corporation or any person, firm or governmental department, commission, board, bureau, agency or instrumentality.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE DIRECTOR

         The Director hereby makes the following representations and warranties to the Company:





         Section 3.01 BINDING EFFECT. This agreements of the Director contained herein constitute valid and legally binding obligations of the Director enforceable in accordance with their respective terms.

         Section 3.02 CONFLICTS. The execution and delivery of this Agreement by the Director and the consummation of the transactions contemplated hereby in accordance with the terms hereof, will not violate any existing provision of any law or violate any existing term or provision of any order, writ, judgment, injunction or decree of any court or any other governmental department, commission, board, bureau, agency or instrumentality applicable to the Director or conflict with or result in a breach of any of the terms, conditions, or provisions of any agreement, instrument or right to which he or it is a party or by which any of his or its assets are bound, or constitute an event that might permit an early termination of or acceleration under any document or instrument applicable, or binding on, the Director or any of his or its assets, or otherwise adversely affect the Director.

         Section 3.03 CONSENTS. The execution and delivery of this Agreement by the Director and the performance of his or its obligations hereunder do not require any consent or approval of, or action or filing with, or notice to, any corporation or any person, firm or governmental department, commission, board, bureau, agency or instrumentality, other than securities filings required to be made after the Closing.

         Section 3.04 SECURITIES LAWS. The Director understands that neither the purchase and sale of the Preferred Shares hereunder nor the conversion thereof will be registered under the Securities Act of 1933, as amended (the "1933 Act"), or any securities act of any state or other jurisdiction, in reliance on registration exemptions under such statutes. The Preferred Shares are being acquired solely for the Director's own account, for investment, and are not being purchased with a view to or for the distribution thereof. The Director will not sell or otherwise transfer the Preferred Shares or any shares of common stock received on conversion thereof except in accordance with the 1933 Act and all other applicable securities laws, and prior to any transfer (other than pursuant to an effective registration statement under the 1933 Act and otherwise in compliance with applicable law) the Director will furnish to the Company a written opinion of counsel in form and substance satisfactory to the Company to the effect that registration under the 1933 Act is not required and that all requisite action has been taken under all applicable securities laws in connection with the proposed transfer. The Director acknowledges his understanding that the certificates representing the Preferred Shares and any shares of Common Stock issued upon conversion thereof will bear an appropriate legend with respect to the foregoing matters until the Company's counsel determines that the legend is no longer advisable. The Director also acknowledges that appropriate stop transfer orders will be noted on the Company's transfer records with respect to such shares.


                                    ARTICLE V
                              CONDITIONS PRECEDENT

         The obligation of each of the Director and the Company to consummate the transactions contemplated hereby is subject to satisfaction, or waiver by them, at or prior to the Closing, of each of the following conditions precedent:






         Section 5.01  PERFORMANCE OF  AGREEMENTS.  The other party hereto shall
have  performed  and  complied  with  all  of  its  agreements,   covenants  and
obligations hereunder.

         Section 5.02 REPRESENTATION TRUE. All of the representations and warranties made by the other party hereunder shall be true and accurate as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         Section 5.03 CORPORATE APPROVALS. All corporate action, if any, necessary to authorize the execution, delivery and performance by the other party of this Agreement and the transactions contemplated hereby shall have been duly and validly taken.

         Section 5.04 PROCEEDINGS AND DOCUMENTS. All proceedings taken in connection with the transactions contemplated hereby and all documents incident to such transactions shall be reasonably satisfactory in form and substance to the party and its counsel; the party shall have received all documents that it or he and its or his counsel may have reasonably requested in connection with such transaction, in form and substance satisfactory to the party.


                                   ARTICLE VI
                         SURVIVAL OF REPRESENTATIONS AND
                           WARRANTIES; INDEMNIFICATION

         Section 6.01 SURVIVAL. All representations and warranties contained in this Agreement or any certificate, exhibit, financial statement or other document or instrument furnished pursuant to the express terms of this Agreement to the Director by or on behalf of the Company or to the Company by or on behalf of the Director, in connection with the transactions contemplated hereby shall survive any investigation made at any time with respect to any of the foregoing and shall survive the execution, delivery and performance of this Agreement. All certificates, exhibits, financial statements or other documents or instruments furnished to the parties hereto pursuant to this Agreement by or on behalf of another party hereto shall constitute representations and warranties hereunder.

         Section 6.02 INDEMNIFICATION. The Director agrees to indemnify and hold harmless the Company, and the Company agrees to indemnify and hold harmless the Director, against, and in respect of, liabilities, losses, claims, costs or damages (including attorneys' fees incurred in connection with any of the foregoing) resulting from or arising out of (i) any breach of any representation or warranty made by them and (ii) any failure to perform any of their obligations or agreements hereunder.


                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.01 EXPENSES. Each of the parties to this Agreement shall pay its own expenses in connection with the transactions contemplated hereby.








         Section 7.02 BROKERS. The parties hereto each represent to the others that no broker was involved in the transactions contemplated hereby and that there is no obligation for any sales commission due to any party.

         Section 7.03 TERMINATION. This Agreement may be terminated as to all parties and the transactions contemplated hereby abandoned at any time prior to the Closing by:

                  (a)      the mutual consent of the parties; or

                  (b)      either party at any time after December 31, 2002.

         Section 7.04 MANNER AND EFFECT OF TERMINATION. The power of termination provided for by Section 7.03 hereof will be effective only after notice is given in writing and signed on behalf of the party for whom it is given, in the case of the Company by its President or any Vice President. If this Agreement is terminated it shall no longer be of any force or effect and there shall be no further liability on the part of any party in respect of the subject matter hereof, except for a breach of any covenant or obligation hereunder.

         Section 7.05 WAIVER. The terms and provisions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only by a written instrument executed by the party waiving compliance.

         Section 7.06 AMENDMENT, ETC. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law this Agreement may be amended or supplemented at any time, but only by a written instrument executed by the parties hereto.

         Section 7.08 MISCELLANEOUS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement supersedes all prior negotiations and agreements (written or oral) among the parties with respect to the subject matter covered hereby and constitutes the entire understanding among the parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors. This Agreement may not be assigned, except that the Director may assign its right hereunder to purchase the Company Shares, and nothing in this Agreement, express or implied, is intended to confer upon any other person, any rights or remedies under or by reason of this Agreement. the section headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

















         IN WITNESS WHEREOF, each of the parties hereto has, as appropriate, either executed this Agreement or caused this Agreement to be executed on its behalf, by an officer thereunto duly authorized, all as of the date first above written.

                                  THE COMPANY:

                                         UNITED FINANCIAL HOLDINGS, INC.


                                         By   /S/ NEIL W. SAVAGE
                                         --------------------
                                         Neil W. Savage
                                         President and Chief Executive Officer


                                  THE DIRECTOR:

                                          /S/ IAN F. IRWIN
                                          --------------------
                                          Ian F. Irwin, Individually